Source: Sun Communities, Inc. July 23, 2025 16:20 ET Sun Communities, Inc. Announces CEO Transition Charles D. Young Appointed Chief Executive Officer and Appointed to the Board of Directors, Effective October 1, 2025; Gary A. Shiffman to Transition to Non-Executive Chairman of the Board Southfield, Michigan, July 23, 2025 (GLOBE NEWSWIRE) -- Sun Communities, Inc. (NYSE: SUI) (“Sun” or the “Company”), a real estate investment trust (REIT) that owns and operates, or has an interest in, manufactured housing ("MH") and recreational vehicle ("RV") communities (collectively, the "properties"), today announced that its Board of Directors (the “Board”) has appointed Charles D. Young as Chief Executive Officer (“CEO”), effective October 1, 2025. Mr. Young, who will also join the Company’s Board of Directors, succeeds Gary A. Shiffman, who previously announced his planned retirement from the role of CEO after a distinguished 40 years leading Sun. Mr. Young is a seasoned senior real estate and investment executive with over 25 years of leadership experience in real estate operations, development, and investment management. Since March 2023, he has served as President of Invitation Homes Inc., the nation’s premier single-family home leasing and management company. He previously served as Chief Operating Officer of Invitation Homes, as well as in senior roles at Starwood Waypoint Homes and Mesa Development. Earlier in his career, he worked at Goldman Sachs in real estate principal investment and M&A. Mr. Young holds a BA in Economics and an MBA from Stanford University’s Graduate School of Business. He is on the Board of Directors of Floor & Decor (NYSE: FND) and serves on the Stanford University Board of Trustees.

“As part of our planned management succession, we conducted a rigorous and thoughtful selection process, and Charles is highly qualified to be Sun Communities’ new CEO,” said Tonya Allen, co-Chair of the Board’s CEO Succession Planning Committee. “Charles brings a deep understanding of real estate operations, strategy, and leadership. His track record of success across both public and private platforms makes him uniquely positioned to lead Sun through its next phase of growth.” Meghan Baivier, Sun Communities’ Lead Independent Director, said, “On behalf of the Board of Directors, I extend our sincere gratitude to Mr. Shiffman for his dedication leading Sun for over 40 years. Under his guidance, Sun Communities has grown into a leading MH and RV platform, positioning the Company for continued success as it enters this next chapter.” Mr. Shiffman will serve as Non-Executive Chairman of the Board effective October 1, 2025. Gary A. Shiffman, Chairman and CEO of Sun Communities said, “I am very proud of what we accomplished building and leading Sun, and I am confident we are well-positioned to continue to execute on our strategic priorities. I am incredibly excited to welcome Charles to Sun as our CEO to take our vision forward, and I look forward to a smooth transition and supporting the Company and our team members.”  Mr. Young added, “I am honored to join Sun Communities as CEO and member of its Board of Directors, where I will partner with the talented professionals who have built the Company into an industry leader with a preeminent MH and RV portfolio. I look forward to building on the strong foundation established by Gary and the team while delivering long- term value for shareholders, residents, and team members.” Under Mr. Shiffman’s leadership, Sun Communities executed its initial public offering (“IPO”) in 1993 and has since achieved significant growth while driving substantial shareholder value. During his tenure as CEO, the Company: Grew to a market capitalization of over $16.5 billion from its approximately $100 million IPO; Expanded its 31-property portfolio into a leading owner and operator of more than 500 MH and RV communities across North America and the United Kingdom; Delivered a total return of over 4,100% from its 1993 IPO through June 30, 2025, including an over 150% total return for the ten years ended June 30, 2025; and Generated Same Property average annual NOI growth of 5.3% for the past 25 years without a negative year-over-year Same Property NOI quarterly performance. About Sun Communities, Inc. Sun Communities, Inc. is a REIT that, as of March 31, 2025, owned, operated, or had an interest in a portfolio of 502 developed properties comprising approximately 174,850 developed sites in the United States, Canada, and the United Kingdom. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company intends that such forward- looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this press release that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward- looking statements. Words such as “forecasts,” “intend,” “goal,” “estimate,” “expect,”

“project,” “projections,” “plans,” “predicts,” “potential,” “seeks,” “anticipates,” “should,” “could,” “may,” “will,” “designed to,” “foreseeable future,” “believe,” “scheduled,” "guidance", "target" and similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain these words. These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties and other factors, both general and specific to the matters discussed in or incorporated herein, some of which are beyond the Company’s control. These risks, uncertainties and other factors may cause the Company’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. Details of potential risks that may affect the Company are described in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission, including in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2024. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements. For Further Information at the Company: Fernando Castro-Caratini Chief Financial Officer (248) 208-2500 www.suninc.com